Exhibit 99.2

4 th Quarter 2023 Results Investor Presentation

Cautionary Statements 1 This presentation contains forward - looking statements, as defined by federal securities laws, including, among other forward - looking statements, certain plans, expectations and goals . Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward - looking statements . The forward - looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance . Such forward - looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following : general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities ; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures ; expectations on credit quality and performance ; legislative and regulatory changes ; changes in U . S . government monetary and fiscal policy ; competitive pressures on product pricing and services ; the success and timing of other business strategies ; our outlook and long - term goals for future growth ; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control . For a discussion of some of the other risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2022 and the Company’s subsequently filed periodic reports and other filings . Forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward - looking statements .

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Proven liquidity management supported by strong, stable deposit base • Proven stewards of shareholder value – TBV has grown 12 % annualized over past five years • Experienced executive team with skills and leadership to continue to grow organically • Diversified loan portfolio among geographies and product lines • Diversified revenue streams with strong core bank and lines of business Strong Southeastern Markets • Atlanta’s premier independent banking franchise • Scarcity value in many of the fastest growing regions in nation • Stable core deposit base • Over 65% of our franchise is in MSAs which grew at least 2x the national average over the last 15 years 2 Charlotte MSA Tampa MSA Orlando MSA

Ameris Profile 4Q23 includes the impact of $11.6 million FDIC special assessment Focus on Shareholder Value 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix $29.92 $30.79 $31.42 $32.38 $33.64 $28.00 $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 4Q22 1Q23 2Q23 3Q23 4Q23 Consistent Tangible Book Value (1) Growth 137,424 128,281 128,486 129,486 113,338 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 100,000 105,000 110,000 115,000 120,000 125,000 130,000 135,000 140,000 145,000 4Q22 1Q23 2Q23 3Q23 4Q23 Stable pre - tax pre - provision net revenue ROA (1) (in 000's) PPNR PPNR ROA $1.18 $0.87 $0.91 $1.16 $0.96 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 4Q22 1Q23 2Q23 3Q23 4Q23 Diluted EPS $19.5 $19.9 $20.4 $20.6 $20.7 $18.8 $19.0 $19.2 $19.4 $19.6 $19.8 $20.0 $20.2 $20.4 $20.6 $20.8 $21.0 4Q22 1Q23 2Q23 3Q23 4Q23 Total Deposits (in billions) 3

4 th Quarter 2023 Financial Results

4Q 2023 Operating Highlights 5 • Net income of $65.9 million, or $0.96 per diluted share • Adjusted net income (1) of $73.6 million, or $1.07 per diluted share • PPNR ROA (1) of 1.77% for 4Q23, which includes 19bps negative impact from FDIC special assessment • Adjusted efficiency ratio (1) of 52.87% • TCE ratio (1) of 9.64% • Increase in allowance for credit losses to 1.52% of total loans • Stable net interest margin of 3.54%, reflecting favorable deposit mix with noninterest bearing deposits representing 31.3% of total deposits at December 31, 2023, minimally changed from September 30, 2023 • Interest bearing deposit costs increased 20bps in 4Q23, compared with a 33bps increase in 3Q23 • Total deposit growth of $118.2 million, or 2.3% annualized • Reduction in wholesale funding of $1.02 billion, or 43.3%, during the quarter including: – FHLB advances of $700.0 million – Brokered CDs of $324.2 million • Repurchased 86,400 shares of ABCB common stock at an average cost of $37.46 during the quarter 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix

2023 Operating Highlights 6 • Net income of $269.1 million, or $3.89 per diluted share • Adjusted net income (1) of $276.3 million, or $4.00 per diluted share • PPNR ROA (1) of 1.97%, which includes 4bps negative impact from FDIC special assessment • Growth in tangible book value (1) of $3.72 per share, or 12.4%, to $33.64 • Adjusted efficiency ratio (1) of 52.58% • Net interest margin of 3.61% • Organic loan growth of $414.1 million, or 2.1% • Total deposit growth of $1.25 billion, or 6.4% • Reduction in FHLB Advances of $1.30 billion • Increase in allowance for credit losses to 1.52% of total loans at December 31, 2023, compared with 1.04% at December 31, 2022, due to economic forecast • Redemption of $75 million in floating rate (was 8.39%) subordinated notes due 2027 and repurchase (at a discount) and redemption of $12.0 million aggregate principal of 4.25% fixed - to - floating subordinated notes due 2029 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix

Financial Highlights

(dollars in thousands, except per share data)	Quarter to Date Results					Year to Date Results		
	4Q23	3Q23	Change	4Q22	Change	2023	2022	Change
Net Interest Income	$ 206,101	$ 207,751	-1%	$ 224,137	-8%	$ 835,044	$ 801,026	4%
Noninterest Income	$ 56,248	$ 63,181	-11%	$ 48,348	16%	$ 242,828	$ 284,424	-15%
Provision for Credit Losses	$ 22,952	$ 24,459	-6%	$ 32,890	-30%	$ 142,656	$ 71,697	99%
Noninterest Expense	$ 149,011	$ 141,446	5%	$ 135,061	10%	$ 578,281	$ 560,655	3%
Net Income	$ 65,934	$ 80,115	-18%	$ 82,221	-20%	$ 269,105	$ 346,540	-22%
Net Income Per Diluted Share	$ 0.96	$ 1.16	-17%	$ 1.18	-19%	$ 3.89	$ 4.99	-22%
Return on Average Assets	1.03%	1.25%	-17%	1.34%	-23%	1.06%	1.47%	-28%
Return on Average Equity	7.73%	9.56%	-19%	10.30%	-25%	8.12%	11.24%	-28%
Efficiency Ratio	56.80%	52.21%	9%	49.57%	15%	53.65%	51.65%	4%
Net Interest Margin	3.54%	3.54%	0%	4.03%	-12%	3.61%	3.76%	-4%
Adjusted Net Income[(1)]	$ 73,568	$ 80,115	-8%	$ 81,086	-9%	$ 276,253	$ 329,415	-16%
Adjusted Net Income Per Diluted Share[(1)]	$ 1.07	$ 1.16	-8%	$ 1.17	-9%	$ 4.00	$ 4.75	-16%
Adjusted Return on Assets[(1)]	1.15%	1.25%	-8%	1.32%	-13%	1.09%	1.39%	-22%
Adjusted Return on TCE[(1)]	12.81%	14.35%	-11%	15.78%	-19%	12.55%	16.92%	-26%
Adjusted Efficiency Ratio[(1)]	52.87%	52.02%	2%	49.61%	7%	52.58%	52.48%	0%
Organic Loan Growth	$ 68,224	$ (270,680)	-125%	$ 576,131	-88%	$ 414,050	$ 3,508,729	-88%
Organic Loan Growth Rate[(2)]	1.35%	-5.29%	-126%	12.25%	-89%	2.09%	22.10%	-91%
Portfolio NPAs/Assets[(3)]	0.33%	0.27%	24%	0.34%	0%	0.33%	0.34%	0%
Total NPAs/Assets	0.69%	0.58%	19%	0.61%	13%	0.69%	0.61%	13%

1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2 – Growth rates are annualized for the applicable periods

3 – Excludes serviced GNMA-guaranteed mortgage loans

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Strong Net Interest Margin 8 • Above peer group margin at 3.54% • Net interest income (TE) of $207.0 million in 4Q23, compared with $208.7 million in 3Q23 – Interest income (TE) increased $1.7 million – Interest expense increased $3.3 million • Average earning assets decreased $164.8 million • Total deposit costs up 16bp in 4Q23, compared with a 24bp increase in 3Q23 • Noninterest bearing deposits remain above historic levels and were 31.3% of total deposits at quarter end • Average brokered CDs down $319.2 million during the quarter • Average FHLB advances down $405.8 million during the quarter Spread Income and Margin $225.1 $212.6 $210.5 $208.7 $207.0 4.03% 3.76% 3.60% 3.54% 3.54% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% $195.0 $200.0 $205.0 $210.0 $215.0 $220.0 $225.0 $230.0 4Q22 1Q23 2Q23 3Q23 4Q23 Net Interest Income (TE) (in millions) NIM

Diversified Revenue Stream 9 • Strong revenue base of net interest income from core banking division • Additional revenue provided by our diversified lines of business Mortgage Banking Activity • Retail mortgage activity has continued to stabilize back to pre - pandemic levels • Mortgage banking activity was 12% of total revenue in 4Q23 • Purchase business remained at 85% in 4Q23 due to strong core relationships with builders and realtors • Approximately 88% of the net interest income included in mortgage revenue is related to portfolio loans generated from the mortgage division • Gain on sale margin remains compressed at 1.93% in 4Q23 Other Noninterest Income • Other Noninterest Income has been stable contributor to total revenue • Other Noninterest Income includes: • Fee income from equipment finance group • BOLI income • Gains on sales of SBA loans 82% 79% 76% 77% 79% 9% 12% 15% 13% 12% 9% 9% 9% 10% 9% $273.4 $268.6 $277.8 $271.9 $263.3 0% 20% 40% 60% 80% 100% 120% 4Q22 1Q23 2Q23 3Q23 4Q23 FTE Revenue Sources (in millions) FTE Net Interest Income Mortgage Banking Activity Other Noninterest Income 1.93% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 4Q22 1Q23 2Q23 3Q23 4Q23 Mortgage Gain on Sale Margin

Disciplined Expense Control Adjusted Operating Expenses (1) and Efficiency Ratio (1) OPEX Highlights 10 • Management continues to deliver high performing operating efficiency • Adjusted efficiency ratio of 52.87% in 4Q23, compared with 52.02% in 3Q23 • Total adjusted operating expenses decreased $2.1 million in 4Q23 compared with 3Q23 ‒ Increase of $3.3 million in 4Q23 banking division operating expenses primarily due to: ‒ $1.1 million increase in credit resolution - related expenses primarily resulting from lower OREO gains ‒ $1.1 million increase in legal and professional fees ‒ $754,000 increase in data processing and communications expenses – Net decrease of $5.4 million in 4Q23 lines of business operating expenses due to variable compensation related to production decreases • Disciplined expense control throughout the Company with identified reallocation of resources utilized to fund future technology and innovation costs 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix $96.4 $98.9 $105.9 $99.7 $103.0 $38.4 $40.6 $42.5 $41.7 $36.3 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 4Q22 1Q23 2Q23 3Q23 4Q23 Adjusted Operating Expenses (in millions) Banking LOBs 49.61% 51.99% 53.41% 52.02% 52.87% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 4Q22 1Q23 2Q23 3Q23 4Q23 Adjusted Efficiency Ratio

Balance Sheet Trends 11 • Asset sensitivity is moderating as the FOMC nears the end of its tightening cycle: – - 1.0% asset sensitivity in - 100bps – - 0.5% asset sensitivity in - 50bps – +0.5% asset sensitivity in +50bps – +0.9% asset sensitivity in +100bps • Approximately $7.7 billion, or 38%, of loans are variable rate • Approximately $9.5 billion of total loans reprice within one year through either maturities or floating rate indices • Cumulative weighted - average beta for all non - maturity deposits through this cycle has been 32% Interest Rate Sensitivity Earning Assets Highlights • Available - for - sale (AFS) securities represent less than 6% of total assets, limiting potential tangible book value dilution from rising interest rates • Unrealized loss of AFS portfolio was $45 million at December 31, 2023, representing approximately 3% of book value, improving from $78 million at September 30, 2023 • No transfers to held - to - maturity (HTM) portfolio – all securities classified as HTM were previously purchased for CRA purposes Capital Highlights • Ameris is well capitalized with minimal unrealized losses in the investment portfolio • TCE Ratio of 9.64% at December 31, 2023 • Repurchased 86,400 shares at an average cost of $37.46 during the quarter • Earnings expected to add between 25 – 35bps to capital each quarter assuming flat balance sheet - 5,000 10,000 15,000 20,000 25,000 30,000 4Q22 1Q23 2Q23 3Q23 4Q23 Earning Assets (in millions) Loans Loans HFS Other Earning Assets Total Assets

Proven Liquidity Plan 12 At December 31, 2023 $ in millions Total Available Amount Used Net Availability Internal Sources Cash $ 1,167 $ - $ 1,167 Unpledged Securities 936 - 936 External Sources FHLB 5,424 1,148 4,276 FRB Discount Window 2,670 - 2,670 Brokered Deposits 2,935 1,145 1,790 Other 127 - 127 Total Liquidity $ 13,259 $ 2,293 $ 10,966 • Diverse sources of liquidity available to the Company • Minimal unrealized losses on unpledged securities due to disciplined investment strategy • Majority of funding used is short term to manage interest rate profile and provide flexibility as liquidity needs fluctuate • Have not accessed Bank Term Funding Program • Available liquidity sources provide approximately 120.1% coverage for uninsured deposits and approximately 169.1% coverage for non - collateralized uninsured deposits • No single depositor represents more than 1.3% of total deposits • Uninsured and uncollateralized deposits represent 31.1% of total deposits Sources of Liquidity Solid Liquidity Plan $9.13 (43.7%) $6.48 (31.1%) $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 4Q22 1Q23 2Q23 3Q23 4Q23 Uninsured Deposits (in billions) Uninsured Deposits Uninsured Deposits Excl. Municipal Deposits

Strong Core Deposit Base 13 Deposit Highlights • Noninterest bearing deposits remained strong at 31.3% of total deposits • Total deposits increased $118.2 million in 4Q23 compared with 3Q23 • MMDA and savings increased $127.2 million, or 1.9% • NOW accounts increased $364.6 million, or 10.1% • Noninterest - bearing deposits decreased $98.0 million, or 1.5% • Brokered CDs decreased $324.2 million, or 22.1% Deposit Type Balance (in 000s) Count Average per account (in 000’s) NIB 6,491,639 299,049 21.7 NOW 3,972,479 44,618 89.0 MMDA 5,968,135 31,697 188.3 Savings 808,350 64,560 12.5 CD 3,467,906 40,782 85.0 Total 20,708,509 480,706 43.1 Deposits by Product Type NIB 31% NOW 19% MMDA 29% Savings 4% CD 17% Deposits by Type 4Q23 Consumer 37% Commercial 43% Public 14% Brokered 6% Deposits by Customer 4Q23

18.83 19.73 20.81 20.29 20.81 20.44 20.90 22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Tangible Book Value Capital and TBV Proven Stewards of Shareholder Value 14 • Management focused on long term growth in TBV (1) , such that over the past five years TBV has grown by 12% annualized • TBV increased $1.26 per share in 4Q23: – $0.81 from retained earnings – $0.36 from impact of OCI – $0.09 from all other items including stock compensation and share repurchases 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix Equipment Finance Acquisition LION Acquisition CECL Adoption

Loan Diversification and Credit Quality

Diversified Loan Portfolio 4Q23 Loan Portfolio 16 • Loan portfolio is well diversified across loan types and geographies • CRE and C&D concentrations were 282% and 74%, respectively, at 4Q23 • Non - owner occupied office loans totaled $1.43 billion at 4Q23, or 7.0% of total loans • Continued strong asset quality metrics at 4Q23 as compared with 4Q22, as evidenced by a lower volume of Classified Loans and NPAs, net of GNMA - backed mortgage loans • ACL increased to 1.52% of total loans during 4Q23, which allows the Bank to be well - positioned to address forecasted negative economic conditions • Limited exposure in SNCs and syndications • Continued diligence by credit staff on portfolio reviews given the current economic environment, focused on maturing and floating - rate loans, particularly in C&D and investor CRE loans Portfolio Highlights Agriculture 1% C&I 22% Municipal 2% Consumer 1% Investor CRE 25% OO CRE 9% Construction 11% Multi - Family 5% SFR Mortgage & HELOC 24% Total Loans $20.3 Billion

Loan Production vs Growth 17 • 4Q23 loan production was spread across various product lines and maintained good diversification in the portfolio • The largest categories contributing to 4Q23 production were Premium Finance, Homebuilder and Equipment Finance • Overall, 4Q23 production exhibited an 11% decrease from 3Q23 (1) Loan P roduction reflects committed balance total, excluding Mortgage Warehouse production. (2) L oan G rowth reflects quarter - over - quarter loan portfolio ending balances. 4Q22 loan growth includes acquired loans of $472.3 million. (in millions) $3,192 $2,168 $1,509 $1,760 $1,424 $1,266 $1,246 $1,055 $143 $474 $(271) $68 $(500) $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Loan Production (1) Loan Growth (2)

Loan Balance Changes 4Q23 Loan Balance Changes 18 • Loan balances increased $68.3 million during 4Q23, primarily the result of increases in portfolio mortgages, commercial real estate and C&I loans; total loan growth was $414.1 million, or 2.1% annualized through 4Q23 • The decrease in C&D loans was primarily the result of projects completed, totaling $123.5 million, which transferred balances into other CRE categories; the difference represents primarily advances on existing loans (in millions) $194 $56 $56 $(4) $(13) $(18) $(34) $(61) $(108) $(125) $(75) $(25) $25 $75 $125 $175 $225 CRE SFR Mtgs C&I Municipal Indirect Consumer Mtg WHSE Premium Finance C&D

Allowance for Credit Losses 19 • Increase in reserve during 4Q23 due to forecasted economic conditions • The ACL on loans totaled $307.1 million at 4Q23, a net increase of $ 17.0 mil lion, or 5.9%, from 3Q23 • The reserve for unfunded commitments totaled $41.6 million, a decrease of $7.4 million, or 15.2%, primarily due to lower unfunded balances • During 4Q23, a provision expense of $23.0 million was recorded • The ACL on loans equated to 1.52% of total loans at 4Q23, compared with 1.44% at 3 Q23 • The total ACL on loans + unfunded commitments was $348.7 million, or 1.39% 4Q23 CECL Reserve Reserve Summary (in millions) 4Q23 Allowance Coverage Balance (MM's) ALLL (MM's) % ALLL Gross Loans 20,269.3$ 307.1$ 1.52% Unfunded Commitments 4,799.4$ 41.6$ 0.87% ACL / Total Loans + Unfunded 25,068.7$ 348.7$ 1.39%

Allowance for Credit Losses

4Q23 CECL Reserve by Loan Type

Loan Type	Net Outstanding (MM's)	ALLL (MM's)	% ALLL	9/30/23 ALLL (MM's)	Change from 3Q23
CFIA	$ 2,688.9	$ 64.1	2.38%	$ 53.7	$ 10.4
Consumer	$ 241.5	$ 3.9	1.61%	$ 4.1	$ (0.2)
Indirect	$ 34.3	$ 0.1	0.29%	$ 0.1	$ -
Municipal	$ 492.7	$ 0.3	0.06%	$ 0.3	$ -
Premium Finance	$ 946.6	$ 0.6	0.06%	$ 0.6	$ -
RE - C&D	$ 2,129.2	$ 61.0	2.86%	$ 63.2	$ (2.2)
RE - CRE	$ 8,059.7	$ 110.1	1.37%	$ 102.0	$ 8.1
RE - RES	$ 4,857.7	$ 65.3	1.34%	$ 64.4	$ 0.9
Warehouse Lending	$ 818.7	$ 1.7	0.20%	$ 1.7	$ -
Grand Total	**$ 20,269.3**	**$ 307.1**	**1.52%**	**$ 290.1**	**$ 17.0**

Reserve Methodology

- Moody's December 2023 forecast model provided material inputs into ACL
- Primary model drivers included:
  - US and regional unemployment rates
  - US GDP
  - US and regional home price indices
  - US and state-level CRE price index for our five-state footprint
- Estimate derived utilizing Baseline scenario; approximately 98% of the ACL was driven by model factors with less than 1% based on Q-Factors

Reserve Summary

- Results were primarily driven by negative forecasts for CRE and home prices over the next four quarters
- The ALLL for the two CRE categories (RE – C&D, RE – CRE) exhibited the highest net increase from 3Q23 of $5.9 million
  - The blended ALLL% for those two categories was 1.68% at 4Q23
- The increase in the CFIA category was primarily driven by a higher ALLL for the Equipment Finance division

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NPA / Charge - Off Trend 21 • Net of GNMA - guaranteed mortgage loans, NPAs increased as a percentage of total assets to 0.33% at 4Q23 vs 0.27% at 3Q23 • Total NPAs in creased $24.5 million, to $174.3 million, primarily as a result of: • $ 9.4 million increase in 90+ past due GNMA - guaranteed mortgage loans • $4.5 million increase in Premium Finance 90+ past due loans • $3.9 million increase in 90+ past due portfolio mortgage loans • Net charge - offs totaled $13.4 million, which equated to an annualized NCO ratio of 0.26% • Net charge - offs for 2023 totaled $50.4 million, or 0.25% of average loans • Included in 2023 charge - offs was a total of $5.5 million of pre - acquisition, non - performing loans in the Equipment Finance division that were 100% reserved at the acquisition date • Excluding those items, 2023 net charge - offs totaled $44.9 million, or 0.22% of average loans Non - Performing Assets (NPAs) Net Charge - Offs ($ in millions) 0.61% 0.61% 0.57% 0.58% 0.69% 0.34% 0.33% 0.30% 0.27% 0.33% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 4Q22 1Q23 2Q23 3Q23 4Q23 Non - Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.08% 0.22% 0.28% 0.23% 0.26% -0.03% 0.02% 0.07% 0.12% 0.17% 0.22% 0.27% 0.32% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 4Q22 1Q23 2Q23 3Q23 4Q23 Net Charge - Offs Net Charge-offs NCO Ratio (Annualized)

Problem Loan Trends 22 • Compared to 4Q22, classified loans decreased $38.7 million, or 23.1% • For 4Q23, t otal classified loans, excluding GNMA - guaranteed mortgage loans, in creased $8.6 million • Total criticized loans (including special mention ), excluding GNMA - guaranteed mortgage loans, increased $25.0 million in 4Q23 • Nonperforming l oans, excluding GNMA - guaranteed mortgage loans, increased $12.2 million in 4Q23 • The watch list is primarily comprised of the following loan types: Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA - guaranteed loans Total Loans Criticized Loans Classified Loans Nonperforming Loans GNMA-guaranteed Loans $65.7 4Q23 $332.4 $77.9 $120.0 $128.6 $307.4 4Q22 1Q23 2Q23 3Q23 $20,269.3$20,201.1$19,855.3 $19,997.9 $271.9 $83.1 $268.6 $83.8 $20,471.8 $287.2 $167.3 $152.3 $116.2 $70.4 $69.6 $75.0 $69.7 $80.8 $90.2 1.37% 1.34% 1.40% 1.52% 1.64% 0.84% 0.76% 0.57% 0.59% 0.63% 0.42% 0.42% 0.34% 0.33% 0.38% $0 $50 $100 $150 $200 $250 $300 $350 $400 4Q22 1Q23 2Q23 3Q23 4Q23 Criticized Loans Classified Loans Nonperforming Loans Expressed as a percent of Total Loans Net of GNMA - backed Mortgage Loans 33% Owner - Occupied RRE 14% Assisted Living 12% Multi - Family 11% Mortgage WHSE 6% Warehouse Retail 6%

Investor CRE Loans


Multi-
Family
5%
C&D
11%
Investor
CRE
25%

Loan Type	Outstanding (MM's)	% NPL	% PD	Avg Size Commitment (000's)
Construction Loans:				
RRE - Presold	$ 288.5	0.10%	0.22%	$ 461.3
RRE - Spec & Models	$ 241.6	0.00%	0.00%	$ 426.0
RRE - Lots & Land	$ 106.0	0.00%	0.09%	$ 434.2
RRE - Subdivisions	$ 20.8	0.00%	0.00%	$ 2,126.2
Sub-Total RRE Construction	**$ 656.9**	**0.04%**	**0.11%**	**$ 459.9**
CML - Improved	$ 1,414.0	0.00%	0.09%	$ 14,867.5
CML - Raw Land & Other	$ 58.2	0.00%	0.05%	$ 425.9
Sub-Total CRE Construction	**$ 1,472.2**	**0.00%**	**0.09%**	**$ 7,572.6**
Total Construction Loans	**$ 2,129.1**	**0.01%**	**0.10%**	**$ 1,434.3**
Term Loans:				
Office	$ 1,236.5	0.16%	0.00%	$ 2,971.2
General Retail	$ 955.0	0.00%	0.08%	$ 1,707.8
Multi-Family	$ 928.0	0.00%	0.00%	$ 6,341.8
Strip Center, Anchored	$ 733.9	0.00%	0.00%	$ 7,230.7
Warehouse / Industrial	$ 679.9	0.00%	0.00%	$ 3,057.3
Hotels / Motels	$ 461.5	0.61%	0.00%	$ 4,634.5
Strip Center, Non-Anchored	$ 410.8	0.00%	0.00%	$ 3,667.7
Mini-Storage Warehouse	$ 337.7	0.00%	0.00%	$ 3,587.8
Assisted Living Facilities	$ 133.1	0.00%	0.00%	$ 6,050.5
Misc CRE (Church, etc)	$ 108.6	0.00%	0.09%	$ 1,156.4
Sub-Total CRE Term Loans	**$ 5,985.0**	**0.08%**	**0.01%**	**$ 3,173.8**
Grand Total Investor CRE Loans	**$ 8,114.1**	**0.06%**	**0.04%**	**$ 2,150.4**

Stratification of Investor CRE Portfolio

CRE Positioned in Growing Markets	Outstanding Loans (MMs)	5-Yr Proj Population Growth Rate
Atlanta-Sandy Springs-Alpharetta GA	$ 2,257.2	4.7%
Jacksonville FL	$ 781.2	6.9%
Orlando-Kissimmee-Sanford FL	$ 646.9	6.4%
Tampa-St Petersburg-Clearwater FL	$ 310.6	5.2%
Charlotte-Concord-Gatonia NC	$ 288.2	5.8%
Greenville-Anderson SC	$ 284.9	4.7%
Charleston-North Charleston SC	$ 279.8	6.3%
Columbia, SC	$ 255.3	3.6%
Miami-Ft Lauderdale-Pompano Beach FL	$ 207.4	2.0%
Tallahassee FL	$ 135.2	2.8%
U.S. National Average		**2.2%**

- Non-Owner Occupied CRE portfolio is well diversified
- Over 80% of CRE loans are located in MSAs in the Bank’s five-state footprint, which exhibit population growth forecasts exceeding the national average
- Overall, past dues for investor CRE loans were 0.04% and NPAs 0.06%

23

Office Portfolio • 87% of non - owner occupied office loans are located in MSAs in the Bank’s primary footprint; overall, the average vacancy was ~7% • Central Business District (CBD) locations represented 8 % of non - owner occupied properties ; Charleston, SC, Orlando, FL and Tampa, FL represent the largest CBD MSAs ( 88 % of total CBD properties) • The portion of the ACL apportioned to non - owner occupied office loans was 1 . 87% * Results based on loans > $ 1 million, or 95 % of total loans • Non - owner occupied office loans totaled $1.43 billion of outstanding balances and $1.64 billion of total committed exposure at 4Q23 • As a percentage of total loans outstanding and committed exposure, non - owner occupied office loans were 7.0% and 6.5%, respectively • 69% are comprised of Class A, Essential - Use Facility or Medical Office Building (MOB) Highlights 24 Construction , $325.6 Investor CRE , $1,311.2 Owner - Occupied , $547.8 Total Office Portfolio by Loan Type (Total Committed Exposure) Class A 34% Class B 28% Essential Use 17% MOB 18% Class C 3% Investor Office Portfolio by Property Class * 11% 17% 31% 14% 27% $- $100 $200 $300 $400 $500 2024 2025 2026 2027 2028 and beyond Scheduled Investor Office Maturities 7.5% 13.0% 6.5% 0.8% 4.3% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Class A Class B Class C Essential Use MOB Average Vacancy by Investor Office Property Class *

Commercial Real Estate Production

4Q23 Residential Construction Production Summary:

Loan Type	Outstanding (MM's)	Committed Exposure (MM's)	Avg Size Commitment (000's)
RRE Construction - Pre-Sold	$ 35.7	$ 128.8	$ 377.7
RRE Construction - Spec	$ 32.3	$ 84.3	$ 333.3
A&D, RRE Lots, Other Land Loans	$ 2.4	$ 6.7	$ 479.1
RRE Construction - Model	$ 0.1	$ 0.9	$ 457.5
Total Construction Loans	**$ 70.5**	**$ 220.7**	**$ 361.9**

4Q23 Investor Commercial Real Estate Production Summary:

Loan Type	Outstanding (MM's)	Committed Exposure (MM's)	Debt Service Coverage (DSC)*	Loan / Value*
Mini-Storage Warehouses	$ 26.3	$ 43.7	1.36	58.7%
Other CRE Types	$ 10.0	$ 29.7	1.95	43.8%
Retail (inc Single-Tenant)	$ 11.8	$ 18.3	1.32	67.0%
Warehouse / Industrial	$ 10.7	$ 18.3	2.04	55.2%
Office	$ 3.0	$ 8.7	1.43	66.8%
Misc CRE (Church, etc.)	$ 0.5	$ 2.7	1.39	39.0%
Multi-Family	$ 2.3	$ 2.3	1.40	32.5%
Hotels	$ -	$ -	0.00	0.0%
Strip Center, Non-Anchored	$ -	$ -	0.00	0.0%
Strip Center, Anchored	$ -	$ -	0.00	0.0%
Total Investor CRE Loans	**$ 64.6**	**$ 123.7**	**1.60**	**55.5%**

Highlights

- 4Q23 production of C&D and CRE loans - $344.4 million in total committed exposure
  - Residential real estate construction:
    - Spec/model to pre-sold ratio of 0.65:1
  - Investor CRE 4Q23 production:
    - Production totaled $64.6 million
    - Weighted average 1.60:1 debt service coverage
    - Weighted average 55.5% loan/value
- Summary of CRE production by collateral state:



FL 7%
GA 35%
SC 4%
NC 19%
Others 35%

25

Equipment Finance Portfolio 26 • Total loans were $1.29 billion, or 6.3% of the Bank’s total portfolio • The overall average loan size was $50.8 thousand • Loan production totaled $199.6 million in 4Q23. The average FICO score on new loans was 739 • 30 - 89 day accruing past due loans were 1.01% of total loans; non - performing loans were stable at 0.41% of total loans • The portion of the ACL attributed to the Equipment Finance division totaled $51.6 million, or 4.01% of loans • Continued tightening underwriting of certain products in an effort to lower loss exposure Highlights (in millions) $1,021 $1,115 $1,175 $1,210 $1,287 $189 $197 $168 $157 $200 $- $200 $400 $600 $800 $1,000 $1,200 4Q22 1Q23 2Q23 3Q23 4Q23 Total Loans (MM's) Quarterly Originations (MM's) 0.85% 0.95% 1.03% 0.85% 1.01% 0.92% 0.87% 0.65% 0.39% 0.41% 0.25% 0.35% 0.45% 0.55% 0.65% 0.75% 0.85% 0.95% 1.05% 1.15% 4Q22 1Q23 2Q23 3Q23 4Q23 30+ Accruing Past Dues Non-Performing Loans

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)

	For the quarter			For the year to date period	
	4Q23	3Q23	4Q22	2023	2022
Net Income	$ 65,934	$ 80,115	$ 82,221	$ 269,105	$ 346,540
Adjustment items					
Merger and conversion charges	-	-	235	-	1,212
Gain on sale of mortgage servicing rights	-	-	(1,672)	-	(1,356)
Servicing right impairment (recovery)	-	-	-	-	(21,824)
Gain on BOLI proceeds	-	-	-	(486)	(55)
FDIC special assessment	11,566	-	-	11,566	-
Natural disaster expenses	-	-	-	-	151
Gain on sale of premises	(1,903)	-	-	(1,903)	(45)
Tax effect of adjustment items	(2,029)	-	302	(2,029)	4,792
After tax adjustment items	7,634	-	(1,135)	7,148	(17,125)
Adjusted Net Income	$ 73,568	$ 80,115	$ 81,086	$ 276,253	$ 329,415
Weighted average number of shares - diluted	69,014,793	68,994,247	69,395,224	69,104,158	69,419,721
Net income per diluted share	$ 0.96	$ 1.16	$ 1.18	$ 3.89	$ 4.99
Adjusted net income per diluted share	$ 1.07	$ 1.16	$ 1.17	$ 4.00	$ 4.75
Average assets	25,341,990	25,525,913	24,354,979	25,404,873	23,644,754
Return on average assets	1.03%	1.25%	1.34%	1.06%	1.47%
Adjusted return on average assets	1.15%	1.25%	1.32%	1.09%	1.39%
Average common equity	3,383,554	3,324,960	3,168,320	3,313,361	3,083,081
Average tangible common equity	2,277,810	2,214,775	2,039,094	2,200,883	1,947,222
Return on average common equity	7.73%	9.56%	10.30%	8.12%	11.24%
Adjusted return on average tangible common equity	12.81%	14.35%	15.78%	12.55%	16.92%

28

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date					Year to Date	
	4Q23	3Q23	2Q23	1Q23	4Q22	2023	2022
Adjusted Noninterest Expense							
Total noninterest expense	$ 149,011	$ 141,446	$ 148,403	$ 139,421	$ 135,061	$ 578,281	$ 560,655
Adjustment items:							
Merger and conversion charges	-	-	-	-	(235)	-	(1,212)
FDIC special assessment	(11,566)	-	-	-	-	(11,566)	-
Natural disaster expenses	-	-	-	-	-	-	(151)
Gain on sale of premises	1,903	-	-	-	-	1,903	45
Adjusted noninterest expense	$ 139,348	$ 141,446	$ 148,403	$ 139,421	$ 134,826	$ 568,618	$ 559,337
Total Revenue							
Net interest income	$ 206,101	$ 207,751	$ 209,540	$ 211,652	$ 224,137	$ 835,044	$ 801,026
Noninterest income	56,248	63,181	67,349	56,050	48,348	242,828	284,424
Total revenue	$ 262,349	$ 270,932	$ 276,889	$ 267,702	$ 272,485	$ 1,077,872	$ 1,085,450
Adjusted Total Revenue							
Net interest income (TE)	$ 207,048	$ 208,701	$ 210,488	$ 212,587	$ 225,092	$ 838,824	$ 804,895
Noninterest income	56,248	63,181	67,349	56,050	48,348	242,828	284,424
Total revenue (TE)	$ 263,296	$ 271,882	$ 277,837	$ 268,637	$ 273,440	$ 1,081,652	$ 1,089,319
Adjustment items:							
(Gain) loss on securities	288	16	6	(6)	(3)	304	(203)
Gain on BOLI proceeds	-	-	-	(486)	-	(486)	(55)
Gain on sale of mortgage servicing rights	-	-	-	-	(1,672)	-	(1,356)
Servicing right impairment (recovery)	-	-	-	-	-	-	(21,824)
Adjusted total revenue (TE)	$ 263,584	$ 271,898	$ 277,843	$ 268,145	$ 271,765	$ 1,081,470	$ 1,065,881
Efficiency ratio	56.80%	52.21%	53.60%	52.08%	49.57%	53.65%	51.65%
Adjusted efficiency ratio (TE)	52.87%	52.02%	53.41%	51.99%	49.61%	52.58%	52.48%

29

30 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 4Q23 3Q23 2Q23 1Q23 4Q22 Total shareholders' equity 3,426,747$ 3,347,069$ 3,284,630$ 3,253,195$ 3,197,400$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 87,949 92,375 96,800 101,488 106,194 Total tangible shareholders' equity 2,323,152$ 2,239,048$ 2,172,184$ 2,136,061$ 2,075,560$ Period end number of shares 69,053,341 69,138,461 69,139,783 69,373,863 69,369,050 Book value per share (period end) 49.62$ 48.41$ 47.51$ 46.89$ 46.09$ Tangible book value per share (period end) 33.64$ 32.38$ 31.42$ 30.79$ 29.92$ Total assets $ 25,203,699 $ 25,697,830 $ 25,800,618 $ 26,088,384 $ 25,053,286 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 87,949 92,375 96,800 101,488 106,194 Total tangible assets 24,100,104$ 24,589,809$ 24,688,172$ 24,971,250$ 23,931,446$ Equity to Assets 13.60% 13.02% 12.73% 12.47% 12.76% Tangible Common Equity to Tangible Assets 9.64% 9.11% 8.80% 8.55% 8.67% Quarter to Date

31 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 4Q23 3Q23 2Q23 1Q23 4Q22 4Q23 4Q22 Net income 65,934$ 80,115$ 62,635$ 60,421$ 82,221$ 269,105$ 346,540$ Plus: Income taxes 24,452 24,912 20,335 18,131 22,313 87,830 106,558 Provision for credit losses 22,952 24,459 45,516 49,729 32,890 142,656 71,697 Pre-tax pre-provision net revenue (PPNR) 113,338$ 129,486$ 128,486$ 128,281$ 137,424$ 499,591$ 524,795$ Average Assets $ 25,341,990 $ 25,525,913 $ 25,631,846 $ 25,115,927 $ 24,354,979 $25,404,873 $23,644,754 Return on Average Assets (ROA) 1.03% 1.25% 0.98% 0.98% 1.34% 1.06% 1.47% PPNR ROA 1.77% 2.01% 2.01% 2.07% 2.24% 1.97% 2.22% Quarter to Date Year to Date

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	As of 4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21
Total shareholders' equity	$ 3,426,747	$ 3,347,069	$ 3,284,630	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 2,900,770	$ 2,837,004
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	928,005	928,005
Other intangibles, net	87,949	92,375	96,800	101,488	106,194	110,903	115,613	120,757	125,938	60,396	63,783
Total tangible shareholders' equity	$ 2,323,152	$ 2,239,048	$ 2,172,184	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 1,912,369	$ 1,845,216
Period end number of shares	69,053,341	69,138,461	69,139,783	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209
Book value per share (period end)	$ 49.62	$ 48.41	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66
Tangible book value per share (period end)	$ 33.64	$ 32.38	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45

	As of 1Q21	4Q20	3Q20	2Q20	1Q20	4Q19	3Q19	2Q19	1Q19	4Q18
Total shareholders' equity	$ 2,757,596	$ 2,647,088	$ 2,564,683	$ 2,460,130	$ 2,437,150	$ 2,469,582	$ 2,420,723	$ 1,537,121	$ 1,495,584	$ 1,456,347
Less:										
Goodwill	928,005	928,005	928,005	928,005	931,947	931,637	911,488	501,140	501,308	503,434
Other intangibles, net	67,848	71,974	76,164	80,354	85,955	91,586	97,328	52,437	55,557	58,689
Total tangible shareholders' equity	$ 1,761,743	$ 1,647,109	$ 1,560,514	$ 1,451,771	$ 1,419,248	$ 1,446,359	$ 1,411,907	$ 983,544	$ 938,719	$ 894,224
Period end number of shares	69,713,426	69,541,481	69,490,546	69,461,968	69,441,274	69,503,833	69,593,833	47,261,584	47,585,309	47,499,941
Book value per share (period end)	$ 39.56	$ 38.06	$ 36.91	$ 35.42	$ 35.10	$ 35.53	$ 34.78	$ 32.52	$ 31.43	$ 30.66
Tangible book value per share (period end)	$ 25.27	$ 23.69	$ 22.46	$ 20.90	$ 20.44	$ 20.81	$ 20.29	$ 20.81	$ 19.73	$ 18.83

32

Ameris Bancorp Press Release & Financial Highlights December 31, 2023